Exhibit 99.2
UNAUDITED PRO FORMA FINANCIAL INFORMATION
The unaudited pro forma consolidated balance sheet at June 30, 2009 and the unaudited pro forma consolidated statement of operations for the six months ended June 30, 2009 give effect to (i) the creation or acquisition of amortizable tax assets in connection with Emdeon Inc.’s (“the Company’s”) initial public offering (the “offering”) and the reorganization transactions and the creation of liabilities in connection with entering into the tax receivable agreements, (ii) the conversion of the EBS Equity Plan Members’ Grant Units into EBS Units and options to purchase shares of our Class A common stock, (iii) the conversion of EBS Phantom Awards into Class A common stock, restricted stock units and options to purchase shares of our Class A common stock (iv) the offering and the use of proceeds from the offering and (v) the acquisition of eRx Network LLC (“eRx”) (collectively, the “Pro Forma Adjustments”) as if each had occurred on June 30, 2009 for the unaudited pro forma consolidated balance sheet and January 1, 2008 for the unaudited pro forma consolidated statement of operations.
The unaudited pro forma consolidated statement of operations for the year ended December 31, 2008 gives effect to the Pro Forma Adjustments and the step-up in value of the amortizable assets as a result of General Atlantic and Hellman and Friedman’s acquisition of HLTH Corporation’s remaining 48% interest in EBS Master (the “2008 Transaction”) as if each had occurred on January 1, 2008.
The unaudited pro forma financial information has been prepared by our management and is based on our historical financial statements and the assumptions and adjustments described herein and in the notes to the unaudited pro forma financial information below. The presentation of the unaudited pro forma financial information is prepared in conformity with Article 11 of Regulation S-X.
The historical financial information of the Company for the year ended December 31, 2008 and six months ended June 30, 2009 has been derived from the audited and unaudited consolidated financial statements and accompanying notes included in the Company’s Registration Statement on Form S-1, as amended (No. 333-153451) (the “Form S-1 Registration Statement”). The historical financial information of eRx for the year ended December 31, 2008 and the six months ended June 30, 2009 has been derived from the audited and unaudited consolidated financial statements of eRx and the accompanying notes included in this Current Report on Form 8-K.
We based the pro forma adjustments on available information and on assumptions that we believe are reasonable under the circumstances. See “— Notes to Unaudited Pro Forma Financial Information” for a discussion of assumptions made. The unaudited pro forma financial information is presented for informational purposes and is based on management’s estimates. The unaudited pro forma consolidated statements of operations do not purport to represent what our results of operations actually would have been if the transactions set forth above had occurred on the dates indicated or what our results of operations will be for future periods.
Capitalized terms not otherwise defined herein have the meanings given to such terms in the Form S-1 Registration Statement.

Emdeon Inc.
Unaudited Pro Forma Consolidated Balance Sheets
June 30, 2009
(In thousands, except per share data)

		Pro Forma				eRx Pro
		Offering		Pro Forma	eRx	Forma		Pro Forma
	Actual(1)	Adjustments	Notes	Offering	Historical(11)	Adjustments	Notes	Consolidated

Assets
Current assets:
		$166,238	(6)
		(13,551)	(6)
		(5,789)	(8)

Cash and cash equivalents	$96,062	146,898		$242,960	$1,934	$(75,000)	(12)	$169,894
Accounts receivable, net of allowance for doubtful accounts	148,408			148,408	4,330	—		152,738
Deferred income tax assets	3,797			3,797	—	—		3,797
Prepaid expenses and other current assets	19,979			19,979	558	—		20,537

Total current assets	268,246	146,898		415,144	6,822	(75,000)		346,966
Property and equipment, net	136,684			136,684	1,620	5,394	(13)	143,698
Goodwill	649,588			649,588	—	53,745	(14)	703,333
Intangible assets, net	940,589			940,589	—	38,110	(15)	978,699
Other assets, net	8,337	(6,754)	(3)	1,583	10	—		1,593

Total assets	$2,003,444	$140,144		$2,143,588	$8,452	$22,249		$2,174,289

Liabilities and equity
Current liabilities:
Accounts payable	$5,831			$5,831	$1,305			$7,136
Accrued expenses	75,453			75,453	2,939	669	(16)	79,061
Deferred revenues	12,330			12,330	—			12,330
Current portion of long-term debt	3,374			3,374	—			3,374

Total current liabilities	96,988			96,988	4,244	669		101,901
Long-term debt excluding current portion	797,762			797,762				797,762
Deferred income tax liabilities	156,815	(15,051)	(2)	141,764				141,764
ITR Liability	—	150,143	(2)	150,143				150,143
Other long-term liabilities	31,965	(1,164)	(4)	30,801				30,801
Commitments and contingencies
Equity
Preferred stock (par value $0.00001), 25,000,000 shares authorized and 0 shares issued and outstanding	—			—				—
Class A common stock, (par value, $0.00001), 400,000,000 shares authorized and 88,487,776 shares outstanding	1			1				1
Class B convertible common stock, (par value, $0.00001), 52,000,000 shares authorized and 26,574,257 shares outstanding	—			—				—
		(150,143)	(2)
		15,051	(2)
		(6,754)	(3)
		1,164	(4)
		8,789	(5)
		166,238	(6)
		(13,551)	(6)
		(16,501)	(7)
		(3,037)	(8)

Additional paid-in capital	683,610	1,256		684,866				684,866
Accumulated other comprehensive loss	(17,486)			(17,486)	(6)			(17,492)
Retained earnings	37,780	(8,789)	(5)	28,991	4,172	(4,172)	(17)	28,991

Emdeon Inc. shareholders’ equity	703,905	(7,533)		696,372	4,166	(4,172)		696,366
		16,501	(7)
		(2,752)	(8)

Noncontrolling interest	216,009	13,749		229,758	42	25,752	(18)	255,552

Total equity	919,914	6,216		926,130	4,208	21,580		951,918

Total liabilities and equity	$2,003,444	$140,144		$2,143,588	$8,452	$22,249		$2,174,289

Emdeon Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Six Months Ended June 30, 2009
(in thousands, except per share data)

	For the Six Months Ended June 30, 2009
		Pro Forma					eRx Pro
		Offering(9)			Pro Forma	eRx	Forma(19)			Pro Forma
	Actual(1)	Adjustments	Notes		Offering	Historical(11)	Adjustments	Notes		Consolidated

Revenue	$444,426				$444,426	$16,697				$461,123
Costs and expenses:
Cost of operations (exclusive of depreciation and amortization below)	271,607	787	(a	)	272,394	8,094				280,488
Development and engineering	14,382	303	(a	)	14,685	1,711				16,396
Sales, marketing, general and administrative	51,322	1,707	(a	)	53,029	3,095				56,124
Depreciation and amortization	50,384				50,384	509	1,334	(a	)	52,227
Loss on abandonment of leased properties	260				260	—				260

Total costs and expenses	387,955	2,797			390,752	13,409	1,334			405,495
Operating income	56,471	(2,797)			53,674	3,288	(1,334)			55,628
Interest income	(53)				(53)	(2)				(55)
Interest expense	35,111				35,111	7				35,118

Income before income taxes and non controlling interest	21,413	(2,797)			18,616	3,283	(1,334)			20,565
Income tax provision	3,640	(1,026)	(b	)	2,614	52	715	(b	)	3,381

Consolidated net income	17,773	(1,771)			16,002	3,231	(2,049)			17,184
Net income attributable to noncontrolling interest	4,116	(298)	(c	)	3,818	40	687	(c	)	4,545

Net income attributable to Emdeon Inc.	$13,657	$(1,473)			$12,184	$3,191	$(2,736)			$12,639

Net income per share Class A common stock:
Basic	$0.18				$0.14					$0.14

Diluted	$0.18				$0.14					$0.14

Weighted average common shares and equivalents
Basic	77,413,610				88,528,166					88,528,166

Diluted	77,413,610				88,528,166					88,528,166

See accompanying notes to unaudited pro forma financial information.

Emdeon Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2008
(in thousands, except per share data)

		Pro Forma
		2008			Pro Forma	Pro Forma
		Transaction			2008	Offering			Pro Forma	eRx	Pro Forma eRx			Pro Forma
	Actual(1)	Adjustments(10)	Notes		Transaction	Adjustments(9)	Notes		Offering	Historical(11)	Adjustments(20)	Notes		Consolidated

	(In thousands)

Revenues	$853,599	$(103)	(a	)	$853,496				$853,496	$27,190				$880,686
Costs and expenses:
Cost of operations	540,570	11	(b	)	540,581	1,879	(a	)	542,460	13,196				555,656
Development and engineering	29,618	1	(b	)	29,619	721	(a	)	30,340	2,789				33,129
Sales, marketing, general and administrative	91,212	21	(b	)	91,233	4,073	(a	)	95,306	4,855				100,161
Depreciation and amortization	97,864	3,566	(c	)	101,430				101,430	1,455	2,560	(a	)	105,445
Loss on abandonment of leased properties	3,081	—			3,081				3,081	—				3,081

Total costs and expenses	762,345	3,599			765,944	6,673			772,617	22,295	2,560			797,472

Operating income	91,254	(3,702)			87,552	(6,673)			80,879	4,895	(2,560)			83,214
Interest income	(963)				(963)				(963)	(21)				(984)
Interest expense	71,717	685	(d	)	72,402				72,402	21				72,423

Income (loss) before income taxes and minority interest	20,500	(4,387)			16,113	(6,673)			9,440	4,895	(2,560)			11,775
Income tax provision (benefit)	8,567	(1,631)	(e	)	6,936	(2,446)	(b	)	4,490	117	854	(b	)	5,461

Net income (loss)	11,933	(2,756)			9,177	(4,227)			4,950	4,778	(3,414)			6,314
Net income (loss) attributable to non controlling interest	2,702	405	(f	)	3,107	(1,197)	(c	)	1,910	—	673	(c	)	2,583

Net income (loss) attributable to Emdeon, Inc.	$9,231	$(3,161)			$6,070	$(3,030)			$3,040	$4,778	$(4,087)			$3,731

Net income per share Class A common stock:
Basic	$0.12				$0.08				$0.04					$0.04

Diluted	$0.12				$0.08				$0.04					$0.04

Weighted average common shares and equivalents outstanding:
Basic	74,775,039				74,775,039				85,684,945					85,684,945

Diluted	100,000,000				74,775,460				85,684,945					85,684,945

Basis of Presentation
In February 2008, HLTH sold its remaining 48% interest in EBS Master to affiliates of General Atlantic and Hellman and Friedman for $575 million. The affiliates of General Atlantic and Hellman and Friedman were deemed to be a collaborative group under EITF Topic No. D-97, Push Down Accounting, and the 48% step up in the basis of the net assets of EBS Master recorded at the General Atlantic and Hellman and Friedman acquiror level was pushed down to our financial statements in accordance with Staff Accounting Bulletin No. 54, Application of “Pushdown” Basis of Accounting in Financial Statements of Subsidiaries Acquired by Purchase, and replaces the historical basis held by HLTH. Transaction costs of $3.4 million were incurred in connection with this transaction. The total 2008 Transaction price was allocated as follows (in millions):

Current assets	$88.0
Property and equipment	60.7
Other assets	0.3
Identifiable intangible assets:
Customer contracts	571.7
Tradename	81.9
Non-compete agreements	6.9
Goodwill	298.6
Current liabilities	(46.7)
Long term debt	(356.6)
Deferred Tax liability	(113.2)
Long term liabilities	(13.2)

Total transaction price	$578.4

Pro Forma Adjustments ($ in thousands)
(1) The amounts in this column represent our actual results for the periods reflected.
(2) Reflects adjustments to record a liability primarily related to one of our tax receivable agreements with the Tax Receivable Entity. Under this tax receivable agreement, we are required to pay to the Tax Receivable Entity 85% of the cash savings realized on (i) any step-up in basis in EBS Master’s assets resulting from the purchases by us and our subsidiaries of EBS Units prior to the offering; (ii) tax benefits of $15.1 million primarily related to imputed interest deemed to be paid by us as a result of this tax receivable agreement and (iii) loss carryovers from prior periods (or portions thereof). We expect to make aggregate payments under the tax receivable agreements of approximately $150.1 million. The pro forma adjustment, assuming the reorganization and the offering transactions were consummated on June 30, 2009, is calculated as follows:

			Tax Receivable
		Tax Receivable	Agreement
Receiving Party	Tax Benefits	Agreement Payment Rate	Payment
Tax Receivable Entity	173,913	85%	147,826
EBS Equity Plan Members	2,726	85%	2,317

Pro Forma Adjustment	176,639		150,143

The pro forma balance sheet reflects a liability only for the cash savings attributable to current tax attributes resulting from the purchases of EBS Units that occurred prior to and in connection with the offering and for the cash savings attributable to loss carryovers from prior periods (or portions thereof). It is possible that future transactions or events could increase or decrease the actual tax benefits realized and the corresponding tax receivable agreement payments from these tax attributes. This liability was recognized as a reduction of the additional paid in capital.
Future payments under the tax receivable agreements with respect to subsequent acquisitions of EBS Units by us would be in addition to amounts related to the reorganization transactions. The actual amount of payments will depend on numerous factors, including the time and price at which the EBS Units are acquired. However, assuming such EBS Units were acquired at the time of the offering, it is expected that payments under the tax receivable agreements for the retained EBS Units would aggregate $128.0 million. Such amount is calculated as follows:

		Tax Receivable
		Agreement	Tax Receivable
		Payment	Agreement
Receiving Party	Tax Benefits	Rate	Payment
Tax Receivable Entity	135,109	85%	114,842
EBS Equity Plan Members	15,477	85%	13,156

Total	150,586		127,998

This amount has not been included in our pro forma balance sheet as of June 30, 2009 as these transactions are not directly attributable to the reorganization transactions or the offering. They are presented only as supplemental information. For additional information regarding the tax receivable agreement and the anticipated effect the tax receivable agreement will have on future exchanges of EBS Units for shares of our common stock, see “Certain Relationships and Related Party Transactions —Tax Receivable Agreements” in the Form S-1 Registration Statement.
(3) Reclassification of amounts paid in connection with the offering into equity as an offset to the estimated proceeds of the offering.
(4) Reflects adjustments to give effect to the reclassification of other long-term liabilities into Class A common stock and additional paid in capital as a result of the conversion of the EBS Phantom Awards into Class A common stock, restricted stock units and options to purchase shares of our Class A common stock.
(5) Reflects the impact on retained earnings of the assumed conversion of EBS Phantom Awards into Class A common stock, restricted stock units and options to purchase shares of our Class A common stock as if such conversion occurred on June 30, 2009. EBS Phantom Awards were previously classified as liabilities and valued at their redemption value. Prior to the completion of the offering, EBS Phantom Awards were exchanged for Class A common stock, restricted stock units and options to purchase shares of our Class A common stock. The exchange of EBS Phantom Awards resulted in incremental compensation expense of $8,789 and represents a nonrecurring charge that is directly attributable to the offering and is therefore excluded from the pro forma statement of operations.
(6) Reflects our receipt of the net proceeds from the offering, after deducting underwriting discounts, commissions and estimated offering expenses of approximately $13.6 million.
(7) Reflects a noncontrolling interest in EBS Master that results from the conversion of Grant Units held by the EBS Equity Plan Members into EBS Units.
(8) Reflects the repurchase of 399,458 EBS Units and corresponding Class B common shares using approximately $5,789 of our net proceeds from the offering.
(9) The amounts in this column represent the pro forma adjustments made to reflect the reorganization transactions and the offering as if they occurred on January 1, 2008 as follows:
(a) Reflects an adjustment to equity based compensation expense to give effect to the conversion of the EBS Phantom Awards into Class A common stock, restricted stock units and options to purchase shares of our Class A common stock assuming such conversions occurred on January 1, 2008. This portion of the expense relates to unvested equity-based awards and will be recognized over the remaining vesting periods, which generally range from three to five years from the date of grant.
(b) Reflects an adjustment to income taxes, using statutory tax rates.
(c) Reflects an adjustment to noncontrolling interest related to net income of EBS Master assuming the reorganization transactions and the offering occurred on January 1, 2008 calculated as follows:

	Six Months
	Ended	Year Ended
	June 30, 2009	December 31, 2008
EBS Master net income	$18,231
Pro Forma EBS Master net income giving effect only to the 2008 Transaction		$13,761
Less: Pro forma offering adjustments to EBS Master net income	(2,797)	(6,673)
Tax effect of pro forma adjustments to EBS Master net income	337	803

Pro Forma EBS Master net income	15,771	7,891
Multiplied by noncontrolling interest percentage in EBS Master	24.21%	24.21%

Pro Forma income attributable to noncontrolling interest	3,818	1,910
Historical income attributable to noncontrolling interest	4,116
2008 Transaction Pro Forma income attributable to noncontrolling interest		3,107

Pro Forma adjustment	$(298)	$(1,197)

(10) The amounts in this column represent the pro forma adjustments made to reflect the 2008 Transaction as if it occurred on January 1, 2008 as follows:

(a) Reflects an adjustment to reduce deferred revenue on January 1, 2008 in connection with the 2008 Transaction. In accordance with Statement of Financial Accounting Standards No. 141, Business Combinations, deferred revenue is recorded in a business combination to the extent the deferred revenue represents a legal obligation by the acquiring company. A portion of our deferred revenue balances represent one time up front or installation fees that we recognize over the life of the contract. As these fees do not represent a future contractual obligation of ours, they were not recorded in connection with the 2008 Transaction purchase price allocation. This purchase accounting adjustment resulted in a reduction of revenue of $4,746, reflected in the actual results of the period included in column (1). Assuming the 2008 Transaction was consummated on January 1, 2008, the reduction of revenue for the year ended December 31, 2008 would have been $4,849. The net pro forma impact of this adjustment is a $103 reduction to revenue.
(b) Reflects an adjustment to increase rent expense as a result of reducing a liability established for escalating lease payments in accordance with Statement of Financial Accounting Standards No. 13, Accounting for Leases, in connection with the 2008 Transaction. Existing straight-line lease liabilities as of the date of the 2008 Transaction were written off and we will amortize the remaining scheduled lease commitments over the remaining lease periods on a straight-line basis, beginning with the date of acquisition. The offset of rent expense from the amortization of the liability will be less as a result of reducing the liability. Assuming the 2008 Transaction were consummated on January 1, 2008, the increase to rent expense for cost of operations; development and engineering; and sales, marketing, general and administrative for the year ended December 31, 2008 would have been $11, $1 and $21, respectively.
(c) Reflects an adjustment for additional depreciation and amortization expense arising from the step-up in basis of 48% of certain identifiable intangible and technology assets to fair value in connection with the 2008 Transaction. The pro forma adjustment, assuming the 2008 Transaction was consummated on January 1, 2008, is calculated as follows:

	Depreciation	Amortization	Total
Related asset balance prior to 2008 Transaction	$69,510	$430,237
Adjustment of 48% of basis to fair market value	33,895	660,489
Write-off original basis of HLTH	(4,940)	(46,000)

Balance resulting from 2008 Transaction	$98,465	$1,044,726
Divided by: weighted average life (in years)	6.9	17.4
Pro Forma annual expense	14,239	60,082	$74,321
Historical expense	13,951	56,804	70,755

Pro Forma adjustment	$288	$3,278	$3,566

(d) In connection with the 2008 Transaction, we adjusted 48% of the then carrying value of our long-term debt to fair value. The effect on our balance sheet was the recording of an additional discount of approximately $66.4 million and the write-off of 48% of the then existing debt discount of $8.2 million. Because the terms of our credit agreements were unaffected by the 2008 Transaction, the effect of the 2008 Transaction on interest expense is limited to the amortization of our debt discount. The pro forma adjustment of $685 reflects the additional amortization of debt discount that would have been recorded in 2008 had the 2008 Transaction occurred on January 1, 2008.
(e) Reflects an adjustment to reduce income taxes due to the pro forma adjustments presented in notes (a)
through (d) above applying statutory tax rates for the applicable periods.
(f) Reflects an adjustment to noncontrolling interest (22.58%) related to net income of EBS Master for
January 1, 2008 through February 8, 2008 as follows:

Pro Forma Emdeon Inc. consolidated net income	$9,177
Less: Emdeon Inc. Parent Only net loss (excluding equity in earnings of EBS Master LLC)	5,688
Tax Benefit of Pro Forma adjustments attributable to Emdeon Inc.	(1,104)

Pro Forma EBS Master net income (loss)	13,761
Multiplied by H&F Equityholders’ noncontrolling interest percentage in EBS Master:	22.58%

Pro Forma net income attributable to noncontrolling interest	3,107
Less: Historical net income attributable to noncontrolling interest	2,702

Pro Forma adjustment	$405

(11) The amounts in this column represent eRx’s actual results for the periods reflected.
(12) Represents cash paid to eRx LLC Members of $75.0 million (subject to future adjustment based on the parties’ final agreement regarding the net working capital as of the merger date).
(13) Represents the adjustment to the carrying value of property and equipment of eRx to reflect their fair values and the fair value of software and technology assets previously not recorded on eRx historical financial statements at their relative fair values as follows:

Fair value of property and equipment at date of acquisition	$1,274
Historical eRx property and equipment, net	1,620

Purchase accounting adjustment	(346)

Technology	5,740

Total Pro Forma adjustment	$5,394

(14) Represents an adjustment to record goodwill derived from the difference in the fair values of the purchase price paid and net assets acquired as follows:

Cash paid to eRx Network LLC	$75,000
Value of equity consideration issued to eRx Network LLC	25,752
Less: net assets acquired	(47,007)

Pro forma adjustment to goodwill	$53,745

(15) Represents an adjustment to record the fair value of intangible assets acquired as determined by a preliminary third party valuation. The purchase price allocation is subject to change upon receipt of a final valuation.
(16) Represents an adjustment to record accrued liabilities arising in connection with the acquisition of eRx.
(17) Represents elimination of eRx’s accumulated earnings as of date of acquisition.
(18) Represents fair value of 1,850,000 units of EBS Master issued to eRx members in connection with the purchase of eRx as of date of acquisition. Fair value of $13.92 per unit was determined by a third party valuation of the equity of EBS Master LLC as of the date of acquisition.
(19) The amounts in this column represent the pro forma adjustments made to reflect the eRx acquistion as if it occurred on January 1, 2008 as follows:
(a)	Represents impact to depreciation and amortization as a result of recording eRx fixed assets and identifiable intangible assets at fair value as of the date of acquisition as follows.

				Pro Forma expense
			Monthly	for six months ended
Description	Amount	Assigned Life	Amortization	June 30, 2009

Customer List	$28,130	20	$117	$703
Non-compete agreements	320	5	5	32
Trade Name	9,660	20	40	242

Total amortization				977

Technology	5,740	7	68	410
Depreciation associated with write down of existing assets to fair market value	(346)	N/A	N/A	(53)

Total depreciation				357

Total proforma expense				$1,334

(b) Reflects an adjustment to reduce income taxes due to eRx historical adjustments presented in note (11) and the pro forma adjustments presented in note 19(a) above applying statutory tax rates for the applicable periods.
(c) Reflects an adjustment to noncontrolling interest (25.56%) related to net income of EBS Master as follows:

		Six Months
		Ended June 30,
		2009
	Offering Pro Forma EBS Master Net Income	$15,771

Less:	eRx Historical Net Income contribution to EBS Master Net Income	3,191
	Pro forma eRx adjustments to EBS Master net income	(1,334)

	Pro Forma EBS Master net income	17,628
	Multiplied by noncontrolling interest percentage in EBS Master	25.56%

	Pro Forma income attributable to noncontrolling interest	4,505
	Offering Pro Forma income attributable to noncontrolling interest	3,818
	2008 Transaction and Offering Pro Forma income attributable to noncontrolling interest

	Pro Forma adjustment	$687

(20) The amounts in this column represent the pro forma adjustments made to reflect the eRx acquistion as if it occurred on January 1, 2008 as follows:
(a) Represents impact to depreciation and amortization as a result of recording eRx fixed assets and identifiable intangible assets at fair value as of the date of acquisition as follows:

				Pro Forma expense
			Monthly	for year ended
Description	Amount	Assigned Life	Amortization	December 31, 2008

Customer List	$28,130	20	$117	$1,407
Non-compete agreements	320	5	5	64
Trade Name	9,660	20	40	483

Total amortization				1,954

Technology	5,740	7	68	820
Depreciation associated with write down of existing assets to fair market value	(346)	N/A	N/A	(214)

Total depreciation				606

Total proforma expense				$2,560

(b) Reflects an adjustment to reduce income taxes due to eRx historical adjustments presented in note (11) and the pro forma adjustments presented in note 20(a) above applying statutory tax rates for the applicable periods.

(c) Reflects an adjustment to noncontrolling interest (25.56%) related to net income of EBS Master as follows:

		Year Ended
		December 31,
		2008
	2008 Transaction and Offering Pro Forma EBS Master Net Income	$7,891

Less:	eRx Historical Net Income contribution to EBS Master Net Income	4,778
	Pro forma eRx adjustments to EBS Master net income	(2,560)

	Pro Forma EBS Master net income	10,109
	Multiplied by noncontrolling interest percentage in EBS Master	25.56%

	Pro Forma income attributable to noncontrolling interest	2,583
	Offering Pro Forma income attributable to noncontrolling interest
	2008 Transaction and Offering Pro Forma income attributable to noncontrolling interest	1,910

	Pro Forma adjustment	$673